                                                                 EXHIBIT 10.6(a)


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                                     OPTION

     This OPTION (the "Option") is granted as of the __ day of January, 2000 ("Grant Date") by I.T. Technology, Inc., a Delaware corporation (the "Issuer"), to Robert Petty ("Holder").

                                     RECITAL

     In consideration for Holder's agreement to serve as a consultant of the Issuer, the Issuer has agreed to issue to Holder, Options, permitting the Holder purchase of One Million Four Hundred and Fifty Thousand (1,450,000) shares of the Common Stock of the Issuer (subject to adjustment pursuant to Section 15 below) on the terms and conditions set forth below (collectively, the "Option Shares").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Issuer and Holder agree as follows:

     1. GRANT OF OPTION.

     The Issuer hereby grants to Holder the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option, to purchase the Option Shares, at a per share exercise price equal to $1.00 per share (the "Exercise Price"), with the exception of the Third Capitalization Option (the "Third Option"), which shall have an exercise price of $2.00 per option share.

     2. TERM OF OPTION.

     The Option shall terminate and expire at 5:00 p.m., New York time, upon the earlier occurrence of either (i) the second (2nd) anniversary of the Vesting Date, (ii) the fifth (5th) anniversary of the Grant Date, or (iii) 30 days after termination of Holder's employment or consulting arrangement for the Issuer (the "Option Expiration Date").


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     3. VESTING OF OPTION.

     The Options following number of Options shall vest upon the occurrence of the following events ("Vesting Date"), no Options may vest after the termination of Petty's employment or consulting arrangement with the Issuer:

          (a) Options to purchase Two Hundred Fifty Thousand (250,000) shares shall vest upon the Corporation reaching a market capitalization of One Hundred Fifty Million Dollars ($150,000,000) for thirty (30) consecutive business days within three (3) years of the Grant Date ("First Capitalization Option");

          (b) Options to purchase Three Hundred Fifty Thousand (350,000) shares shall vest upon the Corporation reaching a market capitalization of Three Hundred Million Dollars ($300,000,000) for sixty (60) consecutive business days within three (3) years of the Grant Date ("Second Capitalization Option");

          (c) Options to purchase Five Hundred Thousand (500,000) shares shall vest upon the Corporation reaching a market capitalization of Seven Hundred Million Dollars ($700,000,000) for sixty (60) consecutive business days within three (3) years of the Grant Date ("Third Capitalization Option");

          (d) Options to purchase One Hundred Seventy-Five Thousand (175,000) shares shall vest upon the successful sale within three (3) years of the Grant Date of equity securities of Stampville in an initial public offering through the means of a registration statement which has been declared effective by the SEC ("Stampville IPO Option"); and

          (e) Options to purchase One Hundred Seventy-Five Thousand (175,000) shares shall vest upon the successful sale within three (3) years of the Grant Date of (1) equity of securities of one of the Issuer's majority owned subsidiaries (other than Stampville) (the "Subsidiary") in an initial public offering through a registration statement which has been declared effective by the SEC or (2) all or any portion of the shares or assets of such Subsidiary for no less than $50,000,000 ("Subsidiary IPO Option").

          (f) Notwithstanding anything to the contrary contained above, all unvested Options shall vest upon the consummation by the Issuer of a merger, reorganization, sale of the Issuer's capital stock or other corporate transaction where the shareholders of the Issuer immediately prior to such transaction do not constitute a majority of the shareholders of the surviving entity immediately following the transaction (the "Change of Control Transaction"); provided, further however, that such Change of Control Transaction occurs only after (1) the effectiveness of an IPO by the Issuer and
(2) where the market capitalization of the Issuer immediately prior to the consummation of the Change of Control Transaction is at least $150,000,000.

          (g) In addition to the foregoing, the Holder agrees that notwithstanding anything to the contrary contained above, no Option may not be exercised unless and until any


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then-applicable requirements of all state and federal securities laws shall have been fully complied with to the reasonable satisfaction of the Issuer and its counsel; provided, however, that the Issuer use its best efforts to comply with the requirements of all such state and federal securities laws.

     4. EXERCISE OF OPTION.

     There is no obligation to exercise the Option, but the Option may be exercised in whole or in part at any time or from time to time on or prior to the Option Expiration Date. A new Option shall be issued for the amount of unexercised shares. The Option must be exercised by delivery to the Issuer of:

          (a) written notice of exercise in substantially the form of Exhibit "A" attached to this Option; and

          (b) payment of the Exercise Price of the Option Shares pursuant to
Section 6.

     Upon receipt of the foregoing, the Issuer shall promptly issue in the name of the Holder one or more stock certificates evidencing the Option Shares issued pursuant to such exercise and deliver such certificate(s) to the Holder in such denominations as the Holder shall request.

     5. SALE OF OPTION SHARES.

     (a) Sale Restriction. The Holder hereby agrees that, notwithstanding anything in this Option to the contrary, the Holder shall be entitled to sell from Open Shares issued to him pursuant to the exercise of Options, no more than twenty percent (20%) of the total number of Option Shares during any twelve (12) month period.

     (b) Notice of Offer, Right of First Refusal. Holder shall first offer to the Issuer any Option Shares, Holder wishes to sell (the "Offer"). In the event Holder is entitled and intends to sell such Option Shares to the public, the offering price shall be deemed to be the closing trading price of the Issuer's common stock on the last trading day prior to the day on which the Issuer receives notice from the Holder of the intended sale . In the event Holder wishes to sell any Option Shares in private placement, Holder agrees that upon receiving a bona fide offer by a third party to purchase all or any of the Option Shares which the Holder is willing to accept the Holder shall give notice thereof to the Issuer. The notice shall specify:

          (1) The number Option Shares proposed to be sold (the "Offered
Shares");

          (2) The identity of the proposed buyer;

          (3) The consideration to be received for the Offered Shares; and

          (4) The terms and conditions upon which the Holder intends to make the sale.

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This notice shall be accompanied by a true and complete copy of the proposed buyer's written offer. The Issuer shall have ten (10) business days to notify the Holder of its acceptance of any Offer by the Holder to sell the Offered Shares to the Issuer. The Issuer shall have the right to purchase all or a portion of the Offered Shares at the price per Share and on the terms set forth in the Offer, which it may exercise only by giving written notice thereof to the Holder (the "Issuer's Acceptance"), during the ten (30) business day period following the receipt of the Holder's notice. The Issuer's Acceptance shall specify the number of the Offered Shares that the Issuer desires to purchase. The Holder shall not participate in any vote that may be required in connection with the Issuer's decision as to whether to exercise its right to purchase any or all of the Offered Shares.

     (c) Closing for Right of First Refusal Purchase. If the Issuer exercises its right to purchase the Offered Shares, the closing of such purchase shall take place on or before the thirtieth (30th) day following the date that the Issuer, gave notice of the exercise of its right to purchase such Shares. The Issuer shall give written notice to the Holder of the closing date and the location of the closing for the purchase by Issuer, at least five (5) days prior to such date.

     (d) Transfer of Offered Shares to Third Party. Notwithstanding any other provision in this Section, if and only if the Issuer either (i) does not exercise its rights to purchase all or a portion of the Offered Shares in accordance with the terms and conditions set forth in this Section or (ii) after exercising such rights, the Issuer fails to consummate such purchases through no fault of the Holder, then Holder may carry out its proposed sale to the proposed buyer in accordance with the terms set forth in the Offer.

     6. DELIVERY OF SHARES; PAYMENT OF EXERCISE PRICE.

     Payment of the Exercise Price may be made as follows: (i) in United States currency by wire transfer to an account designated by the Issuer or by cash or by delivery of a certified check, bank draft or postal or express money order payable to the order of the Issuer, or (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Issuer the aggregate exercise price of such Options (a "cashless exercise"); (iii) in the discretion of the Issuer, upon such terms as the Issuer shall approve, the Holder may pay all or a portion of the purchase price for the number of shares being purchased by tendering shares of the Issuer's Common Stock owned by the Holder, duly endorsed for transfer to the Issuer, with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Option or portion is thereby exercised (a "stock-for-stock exercise"), or (iv) in the discretion of the Issuer, upon such terms as the Issuer shall approve, the Holder may pay all or a portion of the purchase price for the number of shares being purchased by withholding shares of stock from any transfer or payment to the Optionee ("stock withholding exercise").

     7. RESTRICTIONS ON OPTION SHARES.

     Unless the Issuer has on file with the Securities and Exchange Commission (the "SEC") an effective registration statement covering the reoffer or resale of the Option Shares issued to the Holder, each certificate for Option Shares issued upon the exercise of the Option, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

     8. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

     The Issuer represents and Options that it has properly set aside and reserved from its authorized but unissued shares of Common Stock, and will at all times maintain as reserved, a number of shares equal to the Option Shares. The Option Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessible and free from all preemptive rights of any shareholders and free of all taxes, liens and charges with respect to the issuance thereof. Except as expressly set forth in this Section 8, the Issuer has made no representation, warranty, covenant or agreement regarding the Option, the shares issuable in connection therewith or any other matter relating thereto. including but not limited to whether or not the Issuer shall file a registration statement with the SEC, if such a registration statement is filed, whether the SEC will declare the registration Statement effective.

     9. RESERVE.

     The Issuer shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of maintaining a reserve equal to the number of Option Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the issuance of Common Stock upon exercise of the Option, the Issuer shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Issuer with another corporation where the Issuer is not the surviving corporation, effective provision shall be made in the Certificate or Articles of Incorporation, documents of merger or consolidation, or otherwise, of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the Option in accordance with the provisions of this Section 9.

     10. NO RIGHTS AS STOCKHOLDER.

     Holder shall have no rights as a stockholder of the Issuer with respect to the Option Shares until the date the exercise notice is received by the Issuer together with payment (the "Exercise Date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

     11. LOST, MUTILATED OR MISSING OPTION.

     Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and, in the case of loss, theft or destruction, upon receipt of indemnification, or, in the case of mutilation, upon surrender and cancellation of the mutilated Option, the Issuer shall execute and deliver a new Option of like tenor and representing the right to purchase the same aggregate number of Option Shares.

     12. TAXES.

     The Issuer shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Option Shares and any new Options, except that if the certificates for the Option Shares or the new Options are to be registered in a name or names other than the name of the Option Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Option Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Issuer for payment

     13. NO IMPAIRMENT.

     The Issuer will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     14. ADJUSTMENT.

     (a) If outstanding shares of the Common Stock of the Issuer shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Issuer convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid or distributed in respect to the Common Stock of the Issuer, the number of Option Shares for which this Option may be exercised immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or other distribution, be proportionately increased, and conversely, if outstanding shares of the Common Stock of the Issuer shall be combined into a smaller number of shares, the number of Option Shares for which this Option may be exercised prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately decreased. Any adjustment to the Option Shares under this Section 14(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

     (b) In the event of any recapitalization, consolidation, merger or reorganization ("Reorganization"), where the Issuer shall not be the surviving entity the Holder of the Options shall at the sole discretion of the Issuer be entitled to either (1) receive, and provision shall be made therefore in any agreement relating to any such Reorganization, upon exercise of the Option the kind and number of shares of Common Stock or other securities or property (including cash) of the Issuer, which the Holder would have received in connection with the Reorganization as the holder of the number of shares of Common Stock into which the Option could have been exercised in full immediately prior to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth herein (including the specified changes and other adjustments to the number of Option Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, to such other securities or property thereafter receivable upon issuance of the Option Shares or (b) no less than thirty (30) days prior notice of such Reorganization, during which time the Holder may elect to exercise all Options which have then vested. All other Options shall expire upon the consummation of the Reorganization . The provisions of this Section 14(b) shall similarly apply to successive Reorganizations. For purposes of this Section 14, the term "Reorganization" shall include the acquisition of the Issuer by another entity by means of a merger, consolidation or other reorganization.

     (c) In addition to the adjustments to the number of Option Shares or other property receivable upon exercise of the Options as provided in Sections 14(a) and (b) above, the Exercise price per Option Share shall be appropriately adjusted so that the aggregate exercise price shall remain constant.

     15. CERTIFICATE OF ADJUSTMENT.

     Within thirty (30) days following any event requiring an adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon exercise of the Option, the Issuer, at its expense, shall cause a nationally recognized firm of independent public accountants selected by the Issuer to compute such adjustment or readjustment in accordance with this Option and to prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to the Holder at the address set forth in Section 18(b). The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

     16. MODIFICATION.

     The Board or a committee thereof may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option or Option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made without the written consent of Holder.

     17. GENERAL PROVISIONS.

     (a) FURTHER ASSURANCES. Holder shall promptly take all actions and execute all documents requested by the Issuer, which the Issuer deems to be reasonably necessary to effectuate the terms and intent of this Option.

     (b) NOTICES. All notices, requests, demands and other communications under this Option shall be in writing and shall be given to the parties hereto as follows:

                         If to the Issuer, to:

                         I.T. Technology, Inc.
                         34-36 Punt Road
                         Windsor, Vic 3181
                         Melbourne, Australia

                         If to Holder, to:

                         Robert Petty
                         20H 240 86th
                         East NY 10028 NY

or at such other address or addresses as may have been furnished by either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, two days after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph (b).

     (c) GOVERNING LAW. THIS OPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE. JURISDICTION AND VENUE OVER ANY LEGAL ACTION BROUGHT HEREUNDER SHALL RESIDE EXCLUSIVELY IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUCH LEGAL ACTIONS.

     (d) ATTORNEYS' FEES. In the event that any action, suit or arbitration or other proceeding is instituted upon any breach of this Option, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom).

     (e) AMENDMENT; WAIVER. This Option shall be binding upon and inure to the benefit of the Holder and the Issuer and their respective successors, heirs and personal representatives. No provision of this Option may be amended or waived unless in writing signed by the Holder and the Issuer. Waiver of any one provision of this Option shall not be deemed to be a waiver of any other provision.

     IN WITNESS WHEREOF, the Issuer has caused this Option to be executed as of the date first above written.


                                     I.T. TECHNOLOGY, INC.





                                     By:
                                         ------------------------------------


AGREED TO AND ACCEPTED THIS

17 DAY OF JANUARY, 2000.



By: /s/ ROBERT PETTY
   --------------------------------
   Robert Petty



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                                   EXHIBIT "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)



TO: I.T. Technology, Inc.

     The undersigned hereby irrevocably elects to exercise the purchase right represented by the Option granted to the undersigned on ___________, 1999 and to purchase thereunder _______ shares of Common Stock of I.T. Technology, Inc., a Delaware corporation (the "Issuer"). The closing of the exercise of the purchase right shall take place at _____ on ________________, _____ at the principal executive office of the Issuer located at ________________________________.



                                    [Holder]



                                    By:
                                        --------------------------------
                                    Its:
                                        --------------------------------